POWER OF ATTORNEY
       Know all men by these presents, that the undersigned hereby constitutes and appoints Michael H. Cole and Darcy G. McKenzie, or either of them, with full power to each of them to act alone, as the undersigned's true and lawful attorney-in-fact and agent, to:
execute in the undersigned's name and on the undersigned's behalf and submit to the U.S.
Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a)
of the Securities Exchange Act of 1934 or any rule or regulation of the SEC promulgated thereunder; execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Smithfield Foods, Inc., a Virginia corporation (the "Company"), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934 and the rules and regulations of the SEC promulgated thereunder;do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form or amendment with the SEC and any stock exchange or similar authority; and take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that neither the Company nor any of these attorneys is assuming, nor shall any of them be responsible for, the undersigned's obligation to comply with Section 16 of the Securities Exchange Act of 1934 or the rules and regulations of the SEC promulgated thereunder.This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd. day of August, 2008.
            /s/David C. Nelson
            ___________________________
      Signature
            David C. Nelson
      Printed Name